SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (As Permitted By Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

AETNA INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut 06156

William J. Casazza
Vice President and
Corporate Secretary

April 10, 2002

Dear Fellow Shareholder:

We have previously sent you proxy material relating to the Annual Meeting of Shareholders to be held on Friday, April 26, 2002.

According to our records, your WHITE Aetna proxy card for the meeting has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

Since the time remaining is short, we urge you to sign, date and mail the enclosed WHITE Aetna proxy card promptly. For assistance in voting your shares, or for further information, please contact our Proxy Solicitor, Georgeson Shareholder Communications Inc. at (866) 800-0501.

If you have already mailed your WHITE Aetna proxy card, please accept our thanks and disregard this request.

Sincerely,

William J. Casazza
Vice President and Corporate Secretary

Additional Information: Aetna’s 2002 Proxy Statement was filed with the Securities and Exchange Commission on March 18, 2002 and mailed to Aetna’s shareholders on or about March 20, 2002. Aetna filed additional participant information with the SEC on April 4, 2002. Aetna’s shareholders should read these materials, and all additional materials that Aetna files with the SEC, because they contain important information relating to the 2002 Annual Meeting.